Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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☐	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to ss.240.14a-12

WHITNEY INFORMATION NETWORK, INC.
(Name of Registrant as Specified in Its Charter)

Not Applicable
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EXPLANATORY NOTE

Whitney Information Network, Inc. (the "Company") filed a definitive proxy statement ("Proxy Statement") with the Securities and Exchange Commission ("SEC") on July 24, 2009.   To the extent this press release may be deemed to be soliciting material under Rule 14a-6 of the Exchange Act of 1934, the Company is filing a copy of this press release under cover of Schedule 14A.   INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE ADVISED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THOSE DOCUMENTS CONTAIN, OR WILL CONTAIN, IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PROPOSALS CONTAINED IN THE PROXY STATEMENT.  The Proxy Statement was mailed to the Company's shareholders of record as of June 30,  2009. Investors and shareholders may also obtain a free copy of the Proxy Statement, and other documents filed by the Company with the SEC, at the SEC’s web site at http://www.sec.gov.  The Proxy Statement is also available at http://www.wincorporate.com.  Free copies of the Company's filings may also be obtained by directing a request to Whitney Information Network, Inc., 1612 E. Cape Coral Parkway, Cape Coral, FL  33904,  Attention: Corporate Secretary.

On August 31 2009, the Company issued the following press release.

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NEWS & INFORMATION

RiskMetrics Group Recommends Whitney Information Network, Inc. Shareholders Vote ‘For’ The Company’s Nominees on The White Proxy Card

Nation’s Leading Independent Proxy Voting Advisory Firm Supports the Company’s  Incumbent Directors And All Three Company Proposals

CAPE CORAL, Fla., Aug. 31, 2009 /PRNewswire-FirstCall/ — Whitney Information Network, Inc.  (OTC Bulletin Board: RUSS) today announced that RiskMetrics Group (formerly Institutional Shareholder Services), the nation’s leading proxy voting and corporate governance advisory firm, recommends that stockholders vote FOR the election of all five of the Company’s incumbent directors on the WHITE proxy card at the 2009 Annual Meeting of Shareholders on September 2, 2009.  RiskMetrics’ independent advice is relied upon by thousands of institutional investors and mutual and pension funds.

Based on a full review of the issues, RiskMetrics (“RMG”) stated, “RMG believes change is not warranted at this time. The Board has made substantial changes to alleviate many of the concerns of the dissidents, including hiring a new CEO, implementing new policies, instituting a  committee to address related party transactions, and ensuring an independent board is in place that has experience relevant to the regulatory issues the company faces. RMG also notes that over the past two years the company has acted, under new management, to restate and become current in its financial filings. Given the positive steps the Company has taken under a new board and management, RMG believes shareholders should vote FOR the management slate.”

RiskMetrics also recommends that stockholders vote in favor of the three other items covered on the proxy: FOR ratification of the Company’s auditors, FOR approval of the Company’s 2009 Incentive Plan and FOR the name change to Tigrent Inc.

RiskMetrics recommends that shareholders DO NOT VOTE using Kingstown Partners, L.P.’s gold proxy card.  They urge shareholders to simply disregard any gold proxy card they may receive from the dissident group.

“I’m pleased that RiskMetrics’s independent analysis recognizes the substantial progress made by the Company’s current Board, which is dedicated to enhancing value for ALL shareholders,” said Chuck Peck, Chief Executive Officer and a member of the Board.  “Time is short.  I urge investors to continue to support the Board’s efforts by voting FOR the Company’s nominees on the WHITE proxy card today.”

If shareholders have any questions or need assistance in the last-minute voting of their shares, please call Innisfree M&A Incorporated, Whitney Information Network’s proxy solicitor, toll-free at (888) 750-5834.  Banks and brokers may call collect at 212-750-5833.

-more-

About Whitney Information Network, Inc.

Whitney Information Network, Inc. (OTC Bulletin Board: RUSS) is a provider of educational training seminars, conferences and services across multiple delivery channels that help customers become financially literate through specialized instruction and mentoring. The company provides customers with comprehensive instruction and mentoring in real estate investing, financial instruments investing, personal finance, entrepreneurism and self-development in the United States, United Kingdom, Canada, Costa Rica and the Asia-Pacific region. Additional information can be found at www.wincorporate.com.

Special Note Regarding Forward Looking Statements

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include all statements other than those made solely with respect to historical facts. These statements involve known and unknown risks, uncertainties and other factors that may cause the registrant’s actual results or performance to be materially different from any future results or performance expressed or implied by these forward-looking statements. These factors include those factors which can be found in our Form 10-K for the year ended December 31, 2008 and our other filings with the Securities and Exchange Commission. Forward-looking statements in this press release should be evaluated in light of these important factors. Although the registrant believes that these statements are based upon reasonable assumptions, the registrant cannot provide any assurances regarding future results. The registrant undertakes no obligation to revise or update any forward-looking statements or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT: Proxy Solicitor, +1-888-750-5834, Banks and Brokers, +1- 212-750-5833

Jane Washburn

Group Marketing Director

Marketing Services, Branding & eMarketing

Whitney Information Network, Inc.

1612 E Cape Coral Parkway

Cape Coral, FL  33904

Phone: 239.542.0643 x 6291

www.wincorporate.com